                               SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                           ESCO ELECTRONICS CORPORATION
                           ----------------------------
                (Name of Registrant as Specified In Its Charter)


                   ------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[  ] Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction
     applies:

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     3)   Per unit price or other underlying value of transaction
     computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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

                                    ESCO

                        NOTICE OF THE ANNUAL MEETING OF
                              THE STOCKHOLDERS OF
                          ESCO ELECTRONICS CORPORATION

                                                      St. Louis, Missouri
                                                         December 6, 1996

       TO THE STOCKHOLDERS OF
       ESCO ELECTRONICS CORPORATION:

           The Annual Meeting of the Stockholders of ESCO Electronics Corporation will be held at the offices of Systems & Electronics Inc., 201 Evans Lane, St. Louis County, Missouri 63121 on Tuesday, February 11, 1997, commencing at 10:00 a.m., at which meeting only holders of record of common stock trust receipts representing the Company's common stock at the close of business on December 3, 1996 will be entitled to direct Boatmen's Trust Company, as trustee under the Company's Deposit and Trust Agreement, to vote, for the following purposes:

          1. To elect two directors;

          2. To vote on a proposal to approve the 1997 Performance Share
             Plan; and

          3. To transact such other and further business, if any, as lawfully may be brought before the meeting.

                                       ESCO ELECTRONICS CORPORATION




                                       By  /s/ D. J. Moore

                                           Chairman, President and
                                            Chief Executive Officer


       /s/ Walter Stark
          Secretary

           EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                          ESCO ELECTRONICS CORPORATION

                   8888 LADUE ROAD, ST. LOUIS, MISSOURI 63124

                                PROXY STATEMENT

    FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD FEBRUARY 11, 1997

    This proxy statement is furnished to the holders of common stock trust receipts (``Receipts'') which represent all of the issued and outstanding shares of common stock of ESCO Electronics Corporation (the ``Company'') in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Stockholders to be held February 11, 1997, and all adjournments thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of the Stockholders. Such holders are hereinafter referred to as the ``Stockholders''. The Receipts were issued pursuant to a Deposit and Trust Agreement (the ``Trust Agreement'') by and among the Company, Emerson Electric Co. (``Emerson''), Boatmen's Trust Company (the ``Trustee''), and the holders of Receipts from time to time. The Trust Agreement was executed in connection with the distribution (the ``1990 Stock Distribution'') on October 19, 1990 (the ``Distribution Date'') to Emerson shareholders of record as of the close of business on October 5, 1990 of one share of the Company's common stock for every 20 shares of Emerson common stock owned on such date. The Receipts represent shares of the Company's common stock (the ``Common Shares'') held by the Trustee on behalf of each holder of a Receipt pursuant to the Trust Agreement. Pursuant to the Trust Agreement, each holder, except in certain circumstances, is generally entitled to direct the Trustee as to how the Common Shares represented by such Receipts are to be voted, and these voting instructions may include granting a discretionary proxy to persons designated by the Company. The Company is first mailing this proxy statement and the enclosed form of proxy to Stockholders on or about December 6, 1996.

    Whether or not you expect to be present in person at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. If you attend the meeting, you may of course direct the Trustee to vote by ballot. If you do not attend the meeting, the Common Shares represented by your Receipts can be voted only when represented by a properly executed proxy. In this case you have several choices:

    * You may vote on each proposal when returning the enclosed proxy form, in which case the Common Shares represented by your Receipts will be voted in accordance with your choices.

    * You may, when appropriate, indicate a preference to abstain on any proposal, which will have the effect described in ``VOTING'' on page 15.

    * You may return a properly executed proxy form without indicating your preferences, in which case the proxies will instruct the Trustee to vote the Common Shares represented by your Receipts FOR election of the directors nominated by the Board of Directors and FOR the proposal to approve the 1997 Performance Share Plan.

    Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and directing the Trustee to cast a contrary vote in person.

    The close of business on December 3, 1996 has been fixed as the record date for the determination of the Stockholders entitled to instruct the Trustee how to vote at the Annual Meeting of the Stockholders. As of the record date, Receipts representing 11,798,518 Common Shares were outstanding and entitled to be voted at such meeting. The holders of the Receipts will be entitled to direct the Trustee to cast one vote for each Common Share represented by a Receipt held of record on the record date.

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1996 accompanies this proxy statement.

    The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail, and the expense thereof will be paid by the Company. Proxies may also be solicited by telephone or telefax by directors, officers or regular employees of the Company. In addition, the Company may retain Corporate Investors

Communications, Inc. to assist with the solicitation of proxies, the estimated cost of which would be $6,000 plus expenses.

                            I. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

    The Company's Bylaws provide that the number of directors shall not be less than three nor greater than ten, and shall be determined from time to time by majority vote of the Board of Directors. In accordance with the Bylaws, the Board of Directors has fixed the number of directors at seven. The Board is divided into three classes, with the terms of office of each class ending in successive years. Two directors of the Company are to be elected for terms expiring at the Annual Meeting in 2000, or until their respective successors have been elected and have qualified. Mr. A.F. Golden, a director whose term would have expired at the 1997 Annual Meeting, resigned from the Board effective October 31, 1996. Pursuant to the Company's Articles of Incorporation, a majority of the directors in office may fill any vacancy on the Board of Directors. As of the date of mailing of this Proxy Statement, the Company has not determined whether or whom to propose as an additional director. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. Proxies cannot be voted for more than two nominees.

                                 NAME, AGE, PRINCIPAL OCCUPATION OR                                          SERVED AS
                                   POSITION, OTHER DIRECTORSHIPS                                           DIRECTOR SINCE
                                 ----------------------------------                                        --------------
TO BE ELECTED FOR TERMS ENDING IN 2000

J. M. McConnell, 55.................................................................................            1996
  President and Chief Executive Officer, Instron Corporation, manufacturer of scientific instruments
  Director of Instron Corporation

D. C. Trauscht, 63..................................................................................            1991
  Chairman, BW Capital Corporation, private investment company
  Director of Borg-Warner Security Corporation, Borg-Warner Automotive,
    Inc., Baker Hughes, Inc., Thiokol Corporation, Blue Bird Corporation,
    Imo Industries Inc.

TO CONTINUE IN OFFICE UNTIL 1999

J. J. Adorjan, 57...................................................................................            1990
  Chairman and Chief Executive Officer, Borg-Warner Security Corporation,
    supplier of security services
  Director of Borg-Warner Security Corporation, California Microwave, Inc.,
    The Earthgrains Company, Goss Graphic Systems, Inc.

W. S. Antle III, 52.................................................................................            1994
  Chairman and Chief Executive Officer, Oak Industries, Inc., manufacturer of components and controls
  Director of Oak Industries, Inc., GenRad, Inc., New England
    Investment Company

TO CONTINUE IN OFFICE UNTIL 1998

J. J. Carey, 68.....................................................................................            1990
  Retired Chairman of the Board, Allendale Mutual Insurance Co.,
    industrial property insurer

D. J. Moore, 58.....................................................................................            1990
  Chairman, President and Chief Executive Officer of the Company
  Director of Instron Corporation

    Each of the nominees and continuing directors has had the same position with the same employer as stated in the preceding table during the past five years, except as follows:

    From October 1, 1990 until October 16, 1992, Mr. Adorjan was Chairman and Chief Executive Officer of the Company. From the latter date until April 1995, he was President of Emerson Electric Co. From April 1995 until October 1995, Mr. Adorjan served as President and Chief Operating Officer of Borg-Warner Security Corporation. From October 1995 until January 1996, he was President and Chief Executive Officer, and since the latter date he has been Chairman and Chief Executive Officer.

    From March 1988 until March 1993, Mr. Carey was Chief Executive Officer of Allendale Mutual Insurance Co., and during that period he was also either Chairman or President or both. From June 1993 until his retirement in March 1995, he served as Chairman of the Board.

    From October 1, 1990 until October 16, 1992, Mr. Moore was President and Chief Operating Officer of the Company. Since the latter date, he has been Chairman, President and Chief Executive Officer of the Company.

    From September 1991 to January 1992, Mr. Trauscht was President and Chief Operating Officer of Borg-Warner Corporation. From January 1992 to November 1992, he was President and Chief Executive Officer, and from November 1992 to January 1993, Chairman, President and Chief Executive Officer. From the latter date until April 1995, he was Chairman, President and Chief Executive Officer of Borg-Warner Security Corporation. From April to October 1995, Mr. Trauscht was Chairman and Chief Executive Officer, and from October 1995 to December 1995, he was Chairman. Since January 1996, he has been Chairman of BW Capital Corporation.

BOARD OF DIRECTORS AND COMMITTEES

    There were seven meetings of the Board of Directors during fiscal year 1996. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served. Directors who are employees of the Company do not receive any compensation for service as directors. Each non-employee director is currently paid an annual retainer of $15,000 and fees of $700 plus expenses for attendance at each Board meeting. In addition, each non-employee director receives a fee of 300 Receipts per fiscal quarter, subject to a maximum value of $5,400 per fiscal quarter. Each committee chairman is currently paid an annual retainer of $1,200, and each committee member is paid $600 plus expenses for attendance at each Board committee meeting. Under the Company's extended compensation plan for non-employee directors, each such director who has served as a non-employee director for at least five years or whose tenure as a director expires pursuant to the Company's Bylaws restriction regarding maximum age for election will, after the later of termination of services as a director or reaching age 65, receive for life a percentage of the annual cash retainer for directors in effect at the time of termination of service. Such percentage is a minimum of 50% and increases to 60% for six years' service, 70% for seven years' service, 80% for eight years' service, 90% for nine years' service and 100% for ten or more years' service. In the event of death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life.

    The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, and the Human Resources and Ethics Committee. The Board does not have a standing nominating committee.

    The Executive Committee's function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors reserved for action by the whole Board. The Committee held no meetings in fiscal year 1996. Mr. Moore (Chairman), Mr. Adorjan and Mr. Antle are the members of the Committee.

    The Audit and Finance Committee's functions generally are to review the Company's reports to Stockholders with management and the independent auditors; appoint the firm of independent auditors to perform the annual audit; review the scope of the auditors' work and review and approve their fees; review the Company's internal controls; review financing requirements and strategy for the Company; and certain other matters. The Committee met four times in fiscal year 1996. Mr. Adorjan (Chairman), Mr. Carey and Mr. McConnell are the members of the Committee.

    The Human Resources and Ethics Committee's functions generally are to review and approve various compensation and benefit plans; implement and oversee the Charitable Contributions Program; oversee the Company's Code of Business Ethics and Conduct and the Ethics Program; determine when service by an officer or director is eligible for indemnification; and administer the Performance Share Plans and the Stock Option Plans. The Committee met five times in fiscal year 1996. Mr. Trauscht (Chairman), Mr. Antle and Mr. Carey are the members of the Committee.

EXECUTIVE COMPENSATION

               REPORT OF THE HUMAN RESOURCES AND ETHICS COMMITTEE
                           ON EXECUTIVE COMPENSATION

  INTRODUCTION

    The following report is provided by the Human Resources and Ethics Committee of the Board of Directors. The Committee supervises the Company's Executive Compensation Program (the ``Program'') and is directly responsible for compensation actions affecting the Chairman, President and Chief Executive Officer (the ``Chief Executive Officer''), other executive officers and other senior executives of the Company. The Committee, which consists entirely of non-employee directors, met five times in fiscal year 1996.

  EXECUTIVE COMPENSATION PHILOSOPHY

    The Program is designed and administered to relate executive compensation to four basic objectives:

    * Competitive Position: The Program is designed to pay competitive compensation so the Company can attract and retain highly qualified executives. To assist it in determining competitive compensation practices, the Committee frequently utilizes information about compensation levels of other companies, including information provided by qualified independent consultants. When compensation significantly varies from competitive levels, the Committee makes appropriate adjustments over time through the annual compensation planning process.

    * Company Performance: The Program is designed to reflect overall Company performance, with appropriate consideration of conditions that exist in the industry. In determining compensation levels and compensation changes, the Committee considers the Company's overall performance in meeting both short-term and long-term objectives. The Committee considers achievement of operating objectives in areas such as sales, earnings, entered orders and cash management, as well as progress toward long-term strategic objectives.

    * Stockholder Return: The Program has been designed to establish a direct link between the interests of the Company's executives and its Stockholders. This is accomplished by allocating a substantial portion of senior management compensation to stock-based programs tied directly to Stockholder return.

    * Individual Performance: In addition to the above factors, the Committee considers the executive's individual performance and contributions to the Company's results in determining appropriate compensation levels.

  THE EXECUTIVE COMPENSATION PROGRAM

    To achieve the above objectives, the Program consists of three basic elements:

    * Base Salary: The base salary of each executive is reviewed annually and set by the Committee at the beginning of each fiscal year. Salary changes reflect overall Company performance, pay competitiveness and the individual's performance. The targeted percentage of cash compensation represented by base salary varies based on the level of the position, with a target of approximately 60% for the Chief Executive Officer and approximately 70% for the other executive officers.

    * Annual Incentive Cash Compensation: A substantial portion of each executive's annual cash compensation is tied to Company performance through the Company's Performance Compensation Plan, an annual incentive cash compensation program. The Committee determines the annual Performance Compensation payment for each executive at the end of each fiscal year on the basis of subjective evaluations of Company performance, considering market conditions and industry circumstances, in key areas such as sales, earnings, entered orders and cash management. The executive's performance and the relative competitiveness of the executive's compensation level are also considered in the determination of the Performance Compensation payment.

    * Long-Term Incentive Compensation: To ensure that management's interests are directly tied to Stockholder return, a substantial portion of senior executive total compensation is provided by stock-based, long-term compensation plans. To place emphasis on Stockholder return, the Company has implemented stock option and performance share programs. Awards and payments to executive officers under these programs are included in the accompanying tables. The 1990 and 1994 Stock Option Plans provide for the award of incentive stock options, non-qualified stock options, and stock appreciation rights (``SARs''). No SARs have been awarded to date. All options granted to date have been awarded at an exercise price equal to the fair market value of the stock on the date of the award, except for those options granted in connection with the repricing of certain outstanding options pursuant to the anti-dilution provisions of the 1990 and 1994 Stock Option Plans, as described in the following paragraph. The 1993 Performance Share Plan provides for the earning of shares if the Company achieves specified performance objectives established at the time of the award. All awards made to date, pursuant to such Plan, have directly encouraged Stockholder value creation by providing for earning of shares if the Company achieves specific stock price targets. The 1997 Performance Share Plan has been adopted by the Board of Directors subject to Stockholder approval at the 1997 Annual Meeting (see Proposal II, starting on page 13, for a summary of such Plan, and Exhibit A for the complete text of such Plan).

          A special cash distribution of $3.00 per share was paid on September 27, 1996 to Stockholders of record on September 17, 1996. In September 1996, the anti-dilution provisions of the 1990 and 1994 Stock Option Plans and the 1993 Performance Share Plan were amended by the Committee to permit the equitable adjustment of outstanding stock options and performance share awards to reflect the effect on share price of the special cash distribution. The exercise price and number of shares under certain outstanding stock options were adjusted using an accepted accounting practice established for adjustment of stock options in the case of a special, non-recurring distribution. The adjustment of the stock options of the chief executive officer and other executive officers is reflected in the option grant table on page 9. Certain other stock options were repriced at the fair market value of the shares immediately after the date of payment of the cash distribution. Performance share awards under the 1993 Performance Share Plan held by key executives, including the chief executive officer and other executive officers, were equitably adjusted in connection with the cash distribution. Specifically, the portion of the outstanding performance share awards that was earned during fiscal year 1994 and was scheduled to vest and be paid on September 30, 1996 was accelerated to vest and be paid prior to the cash distribution. The portion of the awards earned during fiscal year 1996 that is to vest and be paid on September 30, 1998 was adjusted to include a $3.00 per share cash payment plus interest.

  FISCAL YEAR 1996 EXECUTIVE OFFICER COMPENSATION

    Fiscal year 1996 base salaries for the executive officers, which are shown in the Summary Compensation Table on page 8, were set at the beginning of fiscal year 1996. The salaries were set based on a subjective evaluation of fiscal year 1995 performance and salary levels compared to similar defense-related companies, consistent with the methodology described below.

    In determining fiscal year 1996 Performance Compensation Plan payments for the executive officers, the Committee considered the competitiveness of cash compensation levels compared to similar companies. The Committee considered information in an executive compensation report from a nationally recognized independent compensation consulting firm. That report compared the Company's compensation practices to eleven other similar defense-related companies, four of which are also included in the peer group shown in the Performance Graph on page 11. The comparison companies were selected on the basis of their similarity to the Company in terms of company size, products and markets served. Total cash compensation of the Company's Chief Executive Officer and other executive officers, including both base salary and the annual incentive compensation payment, was below the median levels for the chief executive officer and other executive officers of the comparison companies. Total compensation of the Company's Chief Executive Officer and other executive officers, including base salary, annual incentive cash compensation and long-term incentive compensation, was also lower than the median levels of total compensation for the comparable officers of the comparison companies. The Committee also considered the Company's operating performance and progress made on strategic initiatives. In fiscal year 1996, the Company achieved sales of $438.5 million compared to $441.0 million in fiscal year 1995. Net earnings in fiscal year 1996 were $26.1 million, or $2.25 per share, compared to a net loss of $30.3 million, or $2.76 per share, in fiscal year 1995. Net earnings in fiscal year 1996 were positively impacted by the sale of Hazeltine Corporation and were negatively impacted by the unexpected cost growth on the 60K Aircraft Loader Program and certain non-recurring charges. The sale of Hazeltine at a price that exceeded the total market capitalization for the entire Company earlier in fiscal year 1996 was a significant positive event for Stockholders. The proceeds from the sale of Hazeltine enabled the Company to significantly reduce its debt, pay the $3.00 per share special cash distribution to Stockholders and establish a share repurchase program. The Company also made progress in its strategic objectives in fiscal year 1996. The sale of Hazeltine, combined with the strong performance and growth of the Company's commercial businesses in fiscal year 1996, has significantly increased the commercial portion of the business from less than 10% of sales at the inception of ESCO in fiscal year 1990 to 31% of sales in fiscal year 1996.

    Based on a subjective evaluation of the above factors, the Committee approved for fiscal year 1996 a base annual salary of $350,000 and a Performance Compensation Plan payment of $150,000 for the Chief Executive Officer, which resulted in fiscal year 1996 total cash compensation at a level below the market level as determined by 1995 compensation for chief executive officers of the eleven similar defense-related companies listed in the aforementioned compensation report. The total cash compensation levels established for the Company's other executive officers are detailed in the Summary Compensation Table on page 8. The 1996 total cash compensation levels for the other executive officers as a group are lower than the cash compensation levels for the comparable executive officers of all of the comparison companies.

    Consistent with the Committee's objective of aligning the interests of senior management and Stockholders, in fiscal year 1996 the Committee awarded the Chief Executive Officer options for 54,000 shares under the 1994 Stock Option Plan. The other executive officers as a group were awarded options for a total of 54,000 shares under the Plan. The option exercise price of all shares awarded is the fair market value on the date of the award. As a result of the achievement in fiscal year 1996 of share price targets established with the previous awards of Performance Shares pursuant to the Company's 1993 Performance Share Plan, the Chief Executive Officer and the other executive officers earned 18.33% of their awards in fiscal year 1996, with actual vesting and payment of the earned awards contingent upon continued employment through September 30, 1998.

    The Company does not have an employment agreement with the Chief Executive Officer or any of its other executive officers. The Chief Executive Officer and the other executive officers are covered by a Severance Plan adopted in fiscal year 1995, which is described on page 12.

    No specific actions have been taken with respect to the $1 million compensation deduction limit under section 162(m) of the Internal Revenue Code because the Company's compensation levels have never exceeded the limits and are not expected to exceed the limit by a material amount over the next several years. However, the 1994 Stock Option Plan is designed to permit awards that satisfy the requirements of section 162(m).

  SUMMARY

    The Committee believes the Company's compensation program has been designed and managed by the Committee to directly link the compensation of the Company's executives to Company performance, individual performance and Stockholder return. The current levels of compensation for the Company's senior executives are generally below market levels for similar defense-related companies. The Committee expects to address these compensation levels over time, consistent with Company and individual performance, and will continue to emphasize performance-based and stock-based compensation that links management and Stockholder interests.

                                       The Human Resources and Ethics Committee

                                       D. C. Trauscht, Chairman
                                       W. S. Antle III
                                       J. J. Carey

                           REPRICING OF STOCK OPTIONS

    As described in the Report of the Human Resources and Ethics Committee on page 6, at the end of fiscal year 1996 certain unexercised stock options were repriced under the amended anti-dilution provisions of the 1990 and 1994 Stock Option Plans to reflect the effect on share price of the special cash distribution of $3.00 per share paid to Stockholders on September 27, 1996. Certain stock options were repriced so that the ratio of the exercise price per share to the fair market value per share immediately before the date of payment of the distribution was equal to such ratio immediately after the date of payment of the distribution, as provided by the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 90-9 (November 8, 1990) for adjustment of stock options in the event of a special, non-recurring distribution. Certain other stock options were repriced at the fair market value of the shares immediately after the date of payment of the distribution. In addition, so that there would be sufficient shares available under the Stock Option Plans to reprice all outstanding options, certain members of senior management exercised vested options they held by delivering shares in payment therefor, and on October 8, 1996 were granted new options under the 1994 Stock Option Plan. Mr. Moore was granted new options to purchase 30,000 shares, and the other three named executive officers were granted new options to purchase 7,500 shares each. These options have a term of ten years from the date of grant, have an exercise price equal to 100% of the fair market value of the shares on the date of grant, and are exercisable six months after the date of grant. The tables set forth below show options repriced, whether originally granted in fiscal year 1996 or in prior fiscal years, as options granted in fiscal year 1996. The new options granted to Mr. Moore and the other executive officers will be shown in the corresponding tables for fiscal year 1997 in the proxy statement for the 1998 Annual Meeting.

                           SUMMARY COMPENSATION TABLE

    The following table contains certain information concerning compensation for each of the last three fiscal years relating to the Company's Chief Executive Officer and its other three executive officers serving at September 30, 1996, for all services rendered in all capacities to the Company and its subsidiaries.

                                                                                               LONG TERM
                                                                                             COMPENSATION
                                                                                      ----------------------------
                                                    ANNUAL COMPENSATION
                                              --------------------------------          AWARDS           PAYOUTS
                                                                         ($)          -----------      -----------      ($)
                                                                        OTHER             (#)                            ALL
                                                                        ANNUAL        SECURITIES           ($)          OTHER
        NAME AND                  FISCAL        ($)         ($)        COMPEN-        UNDERLYING          LTIP          COMPEN-
   PRINCIPAL POSITION              YEAR       SALARY       BONUS       SATION         OPTIONS<F1>      PAYOUTS<F2>     SATION<F3>
   ------------------             ------      ------       -----       -------        -----------      -----------     ----------
D. J. Moore                        1996      $350,000    $150,000      $6,036            96,674        $   269,915     $    277
Chairman, President and            1995       325,000     160,000       4,284                 0                  0          252
Chief Executive Officer            1994       275,000     180,000       3,911            60,000            438,483          214

P. M. Ford                         1996       133,000      51,000       2,595            30,047             68,706        1,181
Senior Vice President and          1995       123,000      56,000       2,771                 0                  0        1,203
Chief Financial Officer            1994       118,000      52,000       1,743            15,000            111,618        1,181

W. Stark                           1996       140,000      54,000       1,083            30,047             68,706        1,599
Senior Vice President,             1995       131,000      43,000       4,115                 0                  0        1,605
Secretary and General Counsel      1994       126,000      36,000       2,850            15,000            111,618        1,563

P. A. Hutchison                    1996       127,000      50,000       2,735            30,047             68,706          279
Senior Vice President, Human       1995       117,000      55,000       1,415                 0                  0          259
Resources and Administration       1994       109,000      50,000       1,099            15,000            111,618          209


--------
<F1> The awards listed for fiscal year 1996 are presented as adjusted to reflect the repricing of options originally granted on October 9, 1995 and October 11,
     1993, as described in the following ``Option Grants In Last Fiscal Year'' table and footnotes thereto.

<F2> Earned pursuant to the 1993 Performance Share Plan; however, the payout earned in fiscal year 1996 will not vest and be distributed unless the recipient continues in the employment of the Company through September 30, 1998. As stated on page 6, the portion of the outstanding performance share award earned during fiscal year 1994 and scheduled to vest and be paid on September 30, 1996 was accelerated by the Company to vest and be paid prior to the special cash distribution. Valuation is based on the closing market prices of the Company's common stock trust receipts on the dates the award increments were earned.
     Dividends, if any, will not be paid prior to the vesting and distribution of the Receipts.

<F3> Represents the dollar value of the benefit of premiums paid for split-dollar life insurance policies.

    The Company's stock option and performance share award agreements and Supplemental Executive Retirement Plan applicable to the named executive officers generally provide for acceleration of vesting and, in certain cases, payout, of awards and retirement benefits under such agreements and Plan in the event of a change in control of the Company, as defined in such agreements and Plan, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table presents certain information on stock options granted to the named executive officers in fiscal year 1996.

                                                    INDIVIDUAL GRANTS
                         -------------------------------------------------------------------------
                            (#)           % OF TOTAL
                         NUMBER OF         OPTIONS
                         SECURITIES       GRANTED TO                     ($/SHARE)                        ($)
                         UNDERLYING       EMPLOYEES       ($/SHARE)      GRANT DATE                   GRANT DATE
                          OPTIONS         IN FISCAL        EXERCISE        MARKET       EXPIRATION      PRESENT
        NAME             GRANTED<F1>         YEAR           PRICE          PRICE           DATE       VALUE<F2>
        ----             -----------      ----------      ---------      ----------     ----------    ----------
D. J. Moore.........       70,546<F3>        8.02%          $6.1714        $9.3125       10/09/05       $461,371
                           26,128<F4>        2.97            7.3674         9.3125       10/11/03        145,272

P. M. Ford..........       23,515<F3>        2.67            6.1714         9.3125       10/09/05        153,788
                            6,532<F4>        0.74            7.3674         9.3125       10/11/03         36,318

W. Stark............       23,515<F3>        2.67            6.1714         9.3125       10/09/05        153,788
                            6,532<F4>        0.74            7.3674         9.3125       10/11/03         36,318

P. A. Hutchison.....       23,515<F3>        2.67            6.1714         9.3125       10/09/05        153,788
                            6,532<F4>        0.74            7.3674         9.3125       10/11/03         36,318


--------

<F1> These option grants represent the repricing (adjustment of number of shares and exercise prices), effective September 30, 1996, of options originally granted on October 9, 1995 and October 11, 1993 and having ten year terms. The option grants are non-transferrable and maintain the original option expiration dates.
     In the event of a change in control of the Company, 100% of the options granted may be immediately exercised.

<F2> Estimated present values based on the Black-Scholes option pricing model, a mathematical formula used to value options traded on stock exchanges. The following assumptions were used in applying the model to calculate the value of the options. For options expiring on October 9, 2005: expected future stock price annual volatility rate of 0.383; risk-free rate of return of 6.8% for the option term; annual dividend yield of 0%; and a nine year option term. For options expiring on October 11, 2003: expected future stock price annual volatility rate of 0.383; risk-free rate of return of 6.6% for the option term;
     annual dividend yield of 0%; and a seven year option term. No adjustments have been made for non-transferability or risk of forfeiture for any option. The actual value of the options will depend on the market price of the shares on the date the options are exercised, and may vary significantly from the theoretical values estimated by the Black-Scholes model.

<F3> The original options were granted on October 9, 1995 in the amount of 54,000 shares for Mr. Moore and 18,000 shares each for the other executive officers, with an exercise price of $8.0625 (the market price on original grant date). As repriced, these options maintain the original option vesting periods as follows: one-third of the options granted may be exercised on or after two years after the original date of grant; one-third on or after three years after the original date of grant; and one-third on or after four years after the original date of grant.

<F4> The original options were granted on October 11, 1993. The unexercised options remaining under the original grants were in the amount of 20,000 shares for Mr.
     Moore and 5,000 shares each for the other executive officers, with an exercise price of $9.625 (the market price on original grant date). As repriced, these options maintain the original option vesting period for the unexercised options
     (three years after the original date of grant) and are now fully exercisable.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

    The following table provides certain information concerning stock option exercises during fiscal year 1996 by each of the named executive officers and the value of their unexercised options at September 30, 1996.

                                                                    (#)
                                                                 NUMBER OF            ($)
                                                                SECURITIES         VALUE OF
                                                                UNDERLYING       UNEXERCISED,
                                                                UNEXERCISED      IN-THE-MONEY
                                                                OPTIONS AT        OPTIONS AT
                                 (#)                            9/30/96<F2>       9/30/96<F3>
                               SHARES             ($)          -------------     -------------
                              ACQUIRED           VALUE         EXERCISABLE/      EXERCISABLE/
     NAME                    ON EXERCISE      REALIZED<F1>     UNEXERCISABLE     UNEXERCISABLE
     ----                    -----------      ------------     -------------     -------------
D. J. Moore.........            70,500          $352,813          0/96,674         $0/272,414

P. M. Ford..........            31,200           229,888          0/30,047          0/86,568

W. Stark............            31,600           227,972          0/30,047          0/86,568

P. A. Hutchison.....            22,150           156,703          0/30,047          0/86,568


--------

<F1> Based on the difference between the average of the high and low market prices on the date of exercise and the option price.

<F2> Represents the number of shares as adjusted to reflect the repricing of the stock  options, as described in the foregoing tables and footnotes thereto.

<F3> Based on the difference between the average of the high and low market prices on September 30, 1996 and the option price.

              LONG-TERM INCENTIVE PLANS_AWARDS IN LAST FISCAL YEAR

    No awards were made to the named executive officers during fiscal year 1996 under the Company's Performance Share Plans.

                                RETIREMENT PLAN

    At the time of the 1990 Stock Distribution, the Company established a Retirement Plan (the ``Retirement Plan'') in which the Company's executive officers as well as other salaried employees participate. Prior to the 1990 Stock Distribution, the executive officers participated in one of the pension plans of Emerson or its subsidiaries. The Retirement Plan is substantially identical to the Emerson Retirement Plan at the time of the 1990 Stock Distribution (the ``Emerson Retirement Plan''). Under the Retirement Plan, a participant will be credited with his service under the Emerson Retirement Plan, but his benefit accrued under the Retirement Plan will be offset by his benefit accrued under the Emerson Retirement Plan as of September 30, 1990. Benefits under the Retirement Plan may be reduced under certain maximum provisions of the Internal Revenue Code. In 1993, the Company adopted a Supplemental Executive Retirement Plan (the ``SERP'') which provides that where any such reductions occur, the Company will pay a retirement supplement (as an operating expense) to certain executives, including the executive officers. The SERP will maintain total retirement benefits at the formula level of the Retirement Plan.

    These plans provide for fixed retirement benefits based on the participant's credited years of service, five-year average compensation (the highest average annual cash compensation during any five consecutive years), and applicable Social Security covered compensation. The dollar amounts listed for salary and bonus in the Summary Compensation Table are substantially the same as the compensation covered by these plans. The following table shows the combined annual benefits that will be payable from these plans on the basis of a single life annuity with five years certain.

                                          PENSION PLAN TABLE

                                      ANNUAL RETIREMENT BENEFIT AT AGE 65 AFTER
                      ---------------------------------------------------------------------------
    AVERAGE                           15 YEARS     20 YEARS    25 YEARS     30 YEARS     35 YEARS
    ANNUAL             10 YEARS          OF           OF          OF           OF           OF
  COMPENSATION        OF SERVICE      SERVICE      SERVICE     SERVICE      SERVICE      SERVICE
  ------------        ----------      --------     --------    --------     --------     --------
    $150,000           $ 21,121      $ 31,682     $ 42,242     $ 52,803     $ 63,364     $ 73,924
     250,000             36,121        54,182       72,242       90,303      108,364      126,424
     350,000             51,121        76,682      102,242      127,803      153,364      178,924
     450,000             66,121        99,182      132,242      165,303      198,364      231,424
     550,000             81,121       121,682      162,242      202,803      243,364      283,924
     650,000             96,121       144,182      192,242      240,303      288,364      336,424
     750,000            111,121       166,682      222,242      277,803      333,364      388,924

    Under current law, the benefit amounts will not be subject to any deduction for Social Security or other offset amounts. The credited years of service covered by these plans for each of the persons named in the Summary Compensation Table were as follows as of October 1, 1996: Mr. Moore, 12.5; Mr. Ford, 18; Mr. Hutchison, 31; and Mr. Stark, 7. The Company agreed to assume a supplemental retirement benefit granted to Mr. Ford by Emerson designed to provide him credit for an additional nine years of service. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires.

                               PERFORMANCE GRAPH

    The following graph presents a comparison of the cumulative total shareholder return on the Receipts as measured against the Standard & Poor's 500 Stock Index and a peer group consisting of those companies composing the Value Line Aerospace/Defense Industry Group as listed in the Value Line Industry Review dated August 31, 1996 (the ``1996 Peer Group''). The Company is not a component of either the Index or the 1996 Peer Group. The measurement period begins on September 30, 1991. These figures assume that all dividends paid over the measurement period were reinvested, and the starting value of each index and the investments in the Receipts was $100 at the close of trading on September 30, 1991.


                                 [GRAPH]


                                        9/30/91     9/30/92     9/30/93     9/30/94     9/30/95     9/30/96
                                        -------     -------     -------     -------     -------     -------
ESCO                                     $100        $106        $160        $160        $148        $206
S&P 500                                  $100        $111        $125        $130        $169        $203
Peer Group                               $100        $ 97        $140        $152        $218        $294

    In the proxy statement for its 1996 Annual Meeting of Stockholders, the Company used as a performance graph comparison index those companies composing the Value Line Aerospace/Defense Industry Group as listed in the Value Line Industry Review dated October 13, 1995 (the ``1995 Peer Group''). In structuring its August 31, 1996 Aerospace/Defense Industry Review list of companies, Value Line omitted the following companies which were included in its October 13, 1995 Aerospace/Defense Industry Review list of companies: Hi-Shear Industries Inc., Loral Corp., Sparton Corp., Watkins-Johnson Co. With this exception, which results solely from the independent action of Value Line, the Company's 1995 Peer Group and its 1996 Peer Group are identical. The 1996 Peer Group comprises the following companies: AAR Corp., Boeing Co., CAE Inc., Gencorp Inc., General Dynamics Corp., Hughes Electronics Corp., Logicon Inc., McDonnell Douglas Corp., Moog Inc. Class A, Nichols Research Corp., Northrop Grumman Corp., OEA Inc., Raytheon Co., Rockwell International Corp., Rohr Inc., Sundstrand Corp., Thiokol Corp., Transtechnology Corp., UNC Inc., United Industrial Corp., Wyman-Gordon Co.

                                 SEVERANCE PLAN

    The Company has established a Severance Plan (the ``Plan'') covering the executive officers. Under the Plan, following the occurrence of a Change of Control (as defined), each executive officer will be entitled to be employed by the Company for a three-year period during which: (i) he will be paid a minimum base salary equal to his base salary prior to the Change of Control, and a minimum annual bonus based on the average of his bonuses during three of the five preceding fiscal years, disregarding the highest and lowest such years, and
(ii) he will continue to receive the employee benefits to which he was entitled prior to the Change of Control. During this employment period, if the executive officer's employment is terminated by the Company other than for cause or disability or the executive officer terminates his employment following certain actions by the Company, he will be entitled to receive, among other things: (i) three times his minimum annual base salary and minimum annual bonus, (ii) an amount approximating the additional retirement benefit he would have received if he had remained employed for an additional three years, and (iii) the continuation of his employee benefits for three years. The Company may amend the Plan, but no amendment adverse to the rights of the executive officers will be effective unless notice thereof has been given by the Company to the affected executive officers at least one year prior to the occurrence of a Change of Control.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information with respect to the number of Receipts beneficially owned by the directors and executive officers of the Company as of November 25, 1996. Except as otherwise noted, each person has sole voting and investment power as to his shares.

                                                                           NUMBER OF
                                                                         COMMON SHARES
                                                                         REPRESENTED BY
        NAME OF                                                       RECEIPTS BENEFICIALLY
   BENEFICIAL OWNER                                                       OWNED<F1><F2>
   ----------------                                                   ---------------------
J. J. Adorjan.....................................                            86,808
W. S. Antle III...................................                             2,021
J. J. Carey.......................................                             3,575
P. M. Ford........................................                            50,952
P. A. Hutchison...................................                            45,068
J. M. McConnell...................................                               277
D. J. Moore.......................................                           150,139
W. Stark..........................................                            40,888
D. C. Trauscht....................................                             3,575
All directors and executive officers as a group
  (9 persons).....................................                           383,303


--------
<F1> The percentage of total outstanding Receipts beneficially owned by any individual does not exceed 1% except in the case of Mr. Moore--1.3%. The percentage beneficially owned by all directors and executive officers as a group is 3.2%.

                                       12

<F2> Includes the following Receipts covered by employee stock options granted under the 1990 Stock Option Plan which the individual has the right to acquire within
     60 days after November 25, 1996: Mr. Ford, 6,532; Mr. Hutchison, 6,532; Mr.
     Moore, 26,128; Mr. Stark, 6,532; and all directors and executive officers as a group, 45,724.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information with respect to each person known by the Company to own beneficially Receipts representing more than five percent of the outstanding Common Shares:

                                                      NUMBER OF
                                                    COMMON SHARES
                                                     REPRESENTED                 PERCENT
    NAME AND ADDRESS OF                              BY RECEIPTS              OF OUTSTANDING
     BENEFICIAL OWNER                             BENEFICIALLY OWNED          COMMON SHARES
    -------------------                           ------------------          --------------
Donald Smith & Co., Inc.
15 Essex Road
Paramus, NJ 07652                                        894,800<F1>               7.6%<F1>

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90407                                   633,200<F2>               5.4%<F2>


--------
<F1> Based on information provided by Donald Smith & Co., Inc. indicating beneficial ownership as of November 1, 1996 (having sole voting and investment power as to all such shares).

<F2> Based on information provided by Dimensional Fund Advisors, Inc.
     (``Dimensional''), a registered investment advisor, indicating beneficial ownership as of September 30, 1996 (having sole voting power for 434,724 shares and sole investment power as to all 633,200 shares). All such shares are held in portfolios of DFA Investment Dimensions Group Inc. (the ``Fund''), a
     registered open-end investment company, or in series of The DFA Investment
     Trust Company (the ``Trust''), a Delaware business trust, or the DFA Group
     Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Officers of Dimensional also serve as officers of the Fund and the
     Trust, each an open-end management investment company registered under the
     Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons have voting power as to 96,976 shares which are owned by the Fund and 101,500 shares which are owned by the Trust. Dimensional disclaims beneficial ownership of all 633,200 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

              II. PROPOSAL TO APPROVE 1997 PERFORMANCE SHARE PLAN

    As part of a continuing program of key executive incentive compensation, on August 8, 1996, subject to approval of the Stockholders, the Board of Directors adopted the 1997 Performance Share Plan (the ``1997 Plan'') to create an incentive for senior management to remain in the employ of the Company and to work for the achievement of the Company's strategic objectives. To accomplish this purpose, the Human Resources and Ethics Committee of the Board of Directors may award Performance Shares of the Company's common stock or Receipts (collectively referred to as ``Common Stock'') to eligible employees to be earned by achieving performance objectives and service requirements.

    The Complete text of the 1997 Plan is set forth in Exhibit A to this proxy statement. The following summary of certain provisions of the 1997 Plan is qualified by reference to the text of the 1997 Plan.

    Participants in the 1997 Plan must be full time employees of the Company or its subsidiaries who are determined by the Committee to be senior management personnel. Approximately 22 senior executives, including the four executive officers, are currently eligible to participate in the 1997 Plan. The Committee shall be constituted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any successor to such Rule.

    The aggregate number of shares of Common Stock which may be issued under the 1997 Plan may not exceed 518,886 (which number shall be adjusted to reflect any subsequent stock dividends, stock splits and similar matters affecting the number of outstanding shares of the Common Stock). This number comprises 325,000 new shares, 101,000 shares carried over from the 1993 Performance Share Plan (the ``1993 Plan'') which were never awarded under the 1993 Plan, and 92,886 shares carried over from the 1993 Plan which were awarded but would be canceled under the 1993 Plan. In the event an award of shares is canceled due to termination of a participant's employment, failure to meet performance objectives, or any other reason, the Committee may again award such shares.

    An award of Performance Shares represents the right to receive shares of Common Stock (or equivalent value) if specified performance objectives are achieved. The performance objectives may be established and adjusted from time to time by the Committee and need not be the same for all participants. The performance objectives may include achievement of specified price levels for the Common Stock, earnings, cash flow, sales, profitability, or any other measure the Committee may adopt.

    Performance Share awards will be made pursuant to performance programs established by the Committee. Each program will have one or more specified objectives and performance periods over which the objectives are targeted for achievement. Participation in a specific program and the terms of the corresponding Performance Share award will be specified in a Notice of Award delivered to the participant at the time of the award. The Committee may require participants to own shares of Common Stock representing such percentage of the Performance Shares awarded as the Committee may determine appropriate, and may require the participant to provide proof of such ownership and to report any changes in that ownership during the performance period. The Committee may also establish an additional service requirement which must be satisfied before payment of an earned portion of the award is made.

    The amount which a participant will be entitled to receive during the performance period will be the applicable percentage of the award with respect to which the targeted performance objectives were met, as determined by the Committee. In the event of a ``change of control'' of the Company (as defined in Section 13(f) of the 1997 Plan attached hereto), a public tender for all or any part of the Common Stock, or any proposal to merge or consolidate the Company or to liquidate or sell substantially all of the Company's assets, the Committee may change or eliminate any performance objective or service requirement. Payment may be made in shares of the Common Stock, in cash or in any combination thereof as determined by the Committee, but the aggregate number of shares of Common Stock issued under the 1997 Plan may not exceed the number specified above. The Company is authorized to withhold from any such payment any amount (including shares of Common Stock) necessary to satisfy income tax withholding requirements in respect of such payment. Participants may irrevocably elect, at the time of their award, to defer payment, in which event during the deferral period the participant's account will be credited with an amount equal to the dividends paid on the Common Stock for the number of shares credited to the account.

    Unless otherwise determined by the Committee, in order to receive payment of Performance Share awards, a participant must have been continuously employed by the Company or a subsidiary for such period as the Committee may determine, subject to the proration of payments at the discretion of the Committee in the event of retirement or termination of employment due to death, disability or otherwise.

    The 1997 Plan may be amended by the Committee, provided that no amendment shall be made without the approval of the Stockholders if such amendment would materially increase the benefits accruing to participants, materially increase the number of shares of Common Stock which may be granted under the 1997 Plan, or materially modify the requirements as to eligibility for participation in the 1997 Plan.

    Subject to the approval of the 1997 Plan by the Stockholders, the Committee established the initial performance programs under the 1997 Plan and made Performance Share awards as set forth below. These awards were made subject to cancellation of all unearned portions of prior awards granted under the 1993 Plan. If Stockholder approval of the 1997 Plan is not obtained, the 1997 Plan awards will be void and of no effect.

                               NEW PLAN BENEFITS
                          1997 PERFORMANCE SHARE PLAN

NAME AND POSITION                           DOLLAR VALUE ($)<F1>         NUMBER OF SHARES
-----------------                           --------------------         ----------------
D. J. Moore.............................        $1,100,000                    110,000
Chairman, President and
  Chief Executive Officer

P. M. Ford..............................           300,000                     30,000
Senior Vice President and
  Chief Financial Officer

W. Stark................................           300,000                     30,000
Senior Vice President,
  Secretary and General Counsel

P. A. Hutchison.........................           300,000                     30,000
Senior Vice President,
  Human Resources and
  Administration

Executive Officers as a Group...........         2,000,000                    200,000

Non-Executive Director Group............                 0                          0

Non-Executive Officer Employee Group....         2,520,000                    252,000


--------
<F1> Calculated based on the closing price of the Common Stock on the New York Stock
     Exchange on November 22, 1996. The dollar values listed in the table assume that the targeted performance objectives, the continuous employment requirement and the other requirements of the awards are met and that the total number of shares awarded are actually earned and paid. The actual dollar value of the awards would be the market value of the shares on the dates the shares are paid to the participants.

    The 1997 Plan will terminate on the first business day after September 30, 2001, but termination will not affect any awards with performance periods which extend beyond such date.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE
                                                         ---
1997 PERFORMANCE SHARE PLAN.

                                  III. VOTING

    The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the 1997 Annual Meeting is required to elect directors, to approve the 1997 Performance Share Plan and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked ``withhold authority'' with respect to the election of any one or more nominees for election as directors, proxies which are marked ``abstain'' on the proposal to approve the 1997 Performance Share Plan, and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against such proposal to approve the 1997 Performance Share Plan, and against such other matters, respectively. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the meeting as to such matter or matters.

    The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                            IV. INDEPENDENT AUDITORS

    KPMG Peat Marwick LLP were the auditors for the fiscal year ended September 30, 1996, and the Audit and Finance Committee has selected them as auditors for the year ending September 30, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting with the opportunity to make a statement and/or respond to appropriate questions from Stockholders.

                            V. STOCKHOLDER PROPOSALS

    Proposals of Stockholders intended to be presented at the 1998 Annual Meeting must be received by the Company by August 8, 1997 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

    In order for a Stockholder to nominate a candidate for director, under the Company's Articles of Incorporation timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 50 days' notice or prior public disclosure of the date of the meeting, then the Stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The Stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

    In order for a Stockholder to bring other business before a Stockholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. The Board may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Stockholder action in accordance with the provisions of applicable law. These requirements are separate from and in addition to the requirements a Stockholder must meet to have a proposal included in the Company's proxy statement.

    In each case, the notice must be given to the Secretary of the Company, whose address is 8888 Ladue Road Suite 200, St. Louis, Missouri 63124-2090. Any Stockholder desiring a copy of the Company's Articles of Incorporation or Bylaws or the Trust Agreement will be furnished one without charge upon written request to the Secretary.

                                                                       EXHIBIT A

                          ESCO ELECTRONICS CORPORATION
                          1997 PERFORMANCE SHARE PLAN

    1. PURPOSE. The ESCO Electronics Corporation 1997 Performance Share Plan (the ``Plan'') has, as its purpose, to benefit ESCO Electronics Corporation (``Company'') by increasing motivation on the part of its management personnel in senior executive positions who are materially important to the development of the Company's business, by creating an incentive for them to remain in the employ of the Company and to work to the very best of their abilities for the achievement of the Company's strategic objectives. This purpose is the same purpose of the ESCO Electronics Corporation Performance Share Plan approved by shareholders in 1993 (``1993 Plan'') and is intended to be accomplished under the Plan by granting to such key personnel Performance Shares of the Company's Common Stock or Common Stock Trust Receipts (collectively and individually hereinafter referred to as ``Common Stock'') to be earned by achieving performance objectives and/or service requirements with the Company.

    2. PARTICIPANTS. Participants in the Plan shall be full time employees of the Company, its subsidiaries or any subsidiary of its subsidiaries, who may, but need not be, officers of the Company, or of its subsidiaries or divisions, who are determined by the Human Resources and Ethics Committee (the ``Committee'') of the Board of Directors (the ``Board'') of the Company, in its discretion, to be senior management personnel important to the future success of the Company, and to whom the Committee shall make any award under the Plan.

    3. SHARES COVERED BY THE PLAN. The total number of Shares covered by the Plan is 325,000 plus the number of Shares which were authorized but not awarded under the 1993 Plan, and which were awarded but become cancelled under the 1993 Plan. (This number shall be adjusted to reflect subsequent stock dividends, stock splits, reverse stock splits and similar matters affecting the number of outstanding shares of the Company's Common Stock). Shares not exceeding this number may be awarded as Performance Shares. In the event any award of Shares is cancelled on account of termination of a Participant's employment, failure to meet performance objectives, or for any other reason, the Committee may again award the Shares cancelled to an existing or new Participant.

    4. PERFORMANCE SHARES; PERFORMANCE OBJECTIVES. Performance Shares shall not be issued at the time of award, but the award thereof shall represent the right to receive such Shares (or equivalent value) if specified performance objectives are achieved. The performance objectives may be established from time to time by the Committee. Performance objectives need not be the same in respect of all Participants and may be established separately, at the time of each Award, for the Company as a whole or for its various groups, divisions and subsidiaries, all as the Committee may determine, in its discretion. The performance objectives may include achievement of specified earnings, cash flow, sales, profitability of the Company or of a division or subsidiary, stock price levels for the Company or any other measure the Committee may adopt.

    Payment of Performance Share awards may be conditioned on the Participant's continued employment by the Company or a subsidiary for such period as the Committee may determine.

    5. PERFORMANCE SHARE AWARDS. Performance Share Awards shall be made pursuant to performance programs as follows:

        (a) Performance Programs; Initial Grants. Subject to the approval of this Plan by the Board, the Committee shall establish one or more performance programs each with one or more specified objectives and specified performance periods over which the specified objectives are targeted for achievement. Participants may be awarded Shares in any one or more of the performance programs. Initial awards in any program shall be made to such number of Participants as then determined by the Committee. In making its determination of who shall be Participants in any performance program, the Committee shall take into account such factors as the Participant's level of responsibility, job performance, level and types of compensation, number of shares of Common Stock owned, and such other factors as the Committee deems relevant. The Committee may require the Participant to own shares of Common Stock representing such percentage of the Performance Shares awarded as it may determine to be appropriate. The Committee may also require the Participant to provide proof of ownership of such shares and to report any sales or other disposition of shares during the performance period.

        (b) Subsequent Awards. During the term of the Plan additional Performance Shares may be awarded (subject to the maximum number provided for above) in the discretion of the Committee, either (i) to new Participants in the Plan or (ii) to any one or more of the initial Participants in the Plan. In respect of such additional awards the Committee may make such adjustments therein as it may deem reasonable on account of any lesser period of participation in the program by the holder of any subsequent award.

        (c) Notice of Awards. Upon the granting of any award by the Committee, the Participant shall be advised of the number of Performance Shares awarded to him and of the terms of the award in a written Notice of Award given to the Participant.

    6. PERFORMANCE SHARE PAYMENT. The amount which a holder of Performance Shares shall be entitled to receive if the applicable targeted performance objective is met shall be the applicable percentage of the award with respect to which the targeted performance objective is met as determined by the Committee and set forth in the individual Notice of Award.

    Notwithstanding the provisions of the foregoing paragraph the Committee, in its discretion, may establish at the time it establishes a targeted performance objective, a minimum performance target and may provide for payment on a reduced scale if the targeted performance objective is not achieved but the minimum performance target is met or exceeded. Similarly, the Committee, in its discretion, may allow a greater payment if any targeted performance objective is exceeded subject, however, to the limitation herein on the maximum number of Shares covered by this Plan.

    Payment may be made in shares of the Company's Common Stock (which may include stock with certain restrictions attached), in cash, or any combination thereof as determined by the Committee; provided, however, that in no event shall the value of the total payments under this Plan exceed the value of the Shares reserved under Section 3 of the Plan (or as said number may be adjusted as hereinabove provided).

    7. OPTIONAL DEFERRED PAYMENTS. Subject to the provisions of the following paragraphs of this Section, distribution of amounts to which a Participant is entitled in respect of Performance Shares shall be made as soon as practicable after the holder of such Performance Shares becomes entitled thereto.

    At the time the Notice of Award is given to a Participant, such Participant may make an election to have distribution of any amount such Participant may be entitled to receive deferred until such year as such Participant may elect, after the year in which the amount would otherwise be paid, not extending beyond the later of (a) the year the Participant terminates employment or (b) the year the Participant attains age 65, and at the same time may elect to have such amount paid to such Participant in such deferred annual installments over such years as the Participant shall then specify. If a Participant elects any such deferral the following rules shall apply to the deferred payment:

        (a) Such election shall be irrevocable;

        (b) The right to such deferred payment shall be fully vested and nonforfeitable but shall be nonassignable, and any attempted transfer or assignment, or any pledge or other hypothecation of such right, shall be void and of no effect;

        (c) In the event of the death during the deferral period of a Participant who has elected a deferred payment the unpaid balance of the deferred amount owing to such Participant at the time of death shall be distributed to the Participant's estate within six months of the date of death, irrespective of whether or not the deferral period elected has expired;

        (d) Until payment is made to a Participant of the full deferred payment to which such Participant is entitled, the Company will accrue for the account of the Participant during the period of deferral an amount equal to the dividends per share paid on the Company's Common Stock during such period multiplied by the number of Shares still unpaid and held for such Participant's account in accordance with the deferred payment election. At the time the Participant is entitled to receive any amount under the Plan, in accordance with the election, there shall also be paid to such Participant the accrued dividend equivalent amount, either in a lump sum or in deferred annual installments as specified by the Participant at the time of the original deferral election.

    Notwithstanding any election of any Participant to receive payment under the Plan on a deferred basis as above provided, the Committee, in its sole discretion, may, at any time, in respect to all or any one or more Participants who have made such election, terminate such election and make immediate distribution of the amount to which the Participant is entitled; and the Committee, in its discretion, may amend the foregoing provisions hereof relating to the election of deferred payments and the rules applicable thereto if, in its judgment, the tax benefits intended by such provisions and rules will not be adversely affected.

    8. CONDITIONS TO PAYMENTS. Except as otherwise herein provided or determined by the Committee, a Participant, in order to be entitled to receive any payment of Performance Shares awarded, must be in the employ of the Company or a subsidiary of the Company on the expiration of the relevant performance and/or service period and must have been continuously in the employ of the Company or a subsidiary from the time of the award of the Performance Shares except for leaves of absence which may be approved by the Committee. No vested interest in any payment under the Performance Shares shall accrue during the term of the performance or service period and no payment in respect of the Performance Shares shall be required to be made to any Participant whose employment with the Company or a subsidiary is terminated, with or without cause, prior to the time he is entitled to receive a distribution hereunder; provided, however, that the Committee, in its absolute discretion, may make such pro-rata or other payment (or no payment), as it may determine, to a Participant whose employment terminates on account of death, disability, retirement or otherwise prior to the time the Participant is entitled to receive distribution of Performance Shares. If termination is on account of death the Committee may make payment of any distribution it authorizes to the Participant's surviving spouse, heirs or estate, as the Committee may determine.

    9. COMMITTEE MEMBERSHIP; AUTHORITY. The Plan shall be administered by the members of the Human Resources and Ethics Committee of the Board so long as it shall be constituted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any successor to such Rule. In the event said Committee, by reason of changes in its membership, shall no longer be so qualified, the Board shall appoint a new Committee to administer the Plan, which shall be so qualified. The Committee shall have plenary authority to interpret the Plan, to establish any rules or regulations relating to the Plan which it determines to be appropriate, and to make any other determination which it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and all Participants.

    10. DETERMINATION OF ACHIEVEMENT OF OBJECTIVES. Not in limitation of its authority as provided for in the preceding section, the Committee, in regard to any performance program adopted by it, may thereafter change or modify the terms of the program, so long as the amount of the Award to the Participant is not reduced, and the Committee may determine reasonably whether any performance objective of any program has been met.

    In the event of a Change of Control (as hereinafter defined) or in the event of a public tender for all or any part of the Common Stock of the Company or any proposal to merge or consolidate the Company with another company to liquidate or sell substantially all of the assets of the Company, the Committee may, in its discretion, change or eliminate any performance objective and/or service requirement.

    11. AMENDMENT OF PLAN. The Committee shall have the authority to make amendments and revisions of this Plan; provided that no amendments or revisions of the Plan shall be made without the consent of the stockholders of the Company if such amendment or revision would materially

        (a) increase the benefits accruing to Participants under the Plan, or

        (b) increase the number of Shares which may be granted or securities which may be issued under the Plan, or

        (c) modify the requirements as to eligibility for participation in the Plan.

    Notwithstanding the foregoing, no revision shall be deemed to effect any material increase in the benefits accruing to Participants under the Plan unless, under rules, regulations or letter opinions of the Securities and Exchange Commission, such amendment would cause the exemption provisions of Rule 16b-3 promulgated by the Commission under the Securities Exchange Act of 1934 to be inapplicable to the Plan.

    12. PAYMENTS IN COMMON STOCK; SOURCE OF STOCK. Shares of the Company's Common Stock delivered pursuant to the terms of the Plan will either be Treasury shares of the Common Stock of the Company acquired prior to or during the term of the Plan, or authorized but unissued shares of the Common Stock of the Company as determined by the Committee; and, subject to the approval of this Plan by the stockholders of the Company, the directors and officers of the Company are authorized to take such action as may be necessary to provide for the issuance of any and all of the shares which may be necessary to satisfy the Company's obligations hereunder and to cause said shares to be listed on the New York and any other stock exchanges on which the Company's Common Stock may at such time be listed. Shares of Common Stock delivered to Participants hereunder in satisfaction of Performance Shares may be restricted stock under the Securities Act of 1933, as presently amended, and the certificates for such Shares may have a legend imprinted thereon restricting the resale of said shares except in a registered offering or pursuant to an available exemption from registration.

    13. ADDITIONAL PROVISIONS. The following additional terms and provisions apply to the Plan:

        (a) The award of Performance Shares to a Participant in the Plan shall create no rights in such Participant as a shareholder of the Company until such time and to the extent that the Participant is delivered Shares of the Company's Common Stock in satisfaction of such Participant's Performance Share rights;

        (b) No adjustment shall be made in the Shares awarded on account of cash dividends which may be paid, or other rights which may be issued to, the holders of the Company's Common Stock during the terms of the Plan except as stated in subparagraph (c) below;

        (c) In the event of stock dividends, stock splits or reverse stock splits, affecting the number of shares of the Company's Common Stock during the term of the Plan, appropriate revision shall be made (i) in the targeted growth objectives of performance programs, and (ii) in the Shares awarded to reflect the effect of such stock dividend, stock split or reverse stock split on the interests of the Participants in the Plan;

        (d) No Participant in the Plan shall have any right because of being a Participant in the Plan to continue in the employ of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of the Participant's present or any other rate of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any Participant from employment or to change the assignments of any Participant are expressly reserved to the Company;

        (e) The Company at the time any payment is made under the Plan is authorized to withhold from such payment any amount necessary to satisfy income tax withholding requirements in respect of such payment; and for this purpose may withhold the necessary number of shares to satisfy such requirements. Alternatively, if the Participant shall pay to the Company such cash amount or additional cash amount as may be necessary to satisfy withholding requirements he shall be entitled to receive delivery of all Shares due hereunder;

        (f) ``Change of Control'' as used in this Plan shall mean:

           (i) The purchase or other acquisition (other than from the Company) by any persons, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the ``Exchange Act'') (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then-outstanding shares of Common Stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

           (ii) Individuals who, as of the date hereof, constitute the Board (as the date hereof, the ``Incumbent Board'') cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

           (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the elections of directors of the reorganized, merged or consolidated corporations' then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

    14. TERM OF PLAN; APPROVAL BY STOCKHOLDERS. The term of the Plan shall be for the period from August 8, 1996 until the first business day after September 30, 2001. Rights in respect of Performance Shares granted during the term of the Plan shall continue in effect after the termination of the Plan until they shall be satisfied or forfeited in accordance with their terms. This Plan shall be submitted for approval by the stockholders of the Company at a regular meeting of the stockholders or a special meeting thereof called for such purpose, and unless approved by the holders of a majority of shares of the Common Stock of the Company entitled to vote at such meeting within one year from the date of approval of the Plan by the Board of Directors of the Company, this Plan shall not be effective for any purpose. Prior to the approval of the Plan by the stockholders of the Company the Committee may make awards of Performance Shares to Participants but all such awards shall be subject to the requirement of stockholder approval of the Plan and if such approval is not obtained within the time herein provided such awards shall be void and of no effect.

    15. NON-ASSIGNABILITY. Rights under the Plan and in respect of Shares granted under the Plan are not transferable and may not be assigned or pledged by any Participant at any time, and no recognition shall be required to be given by the Company to any attempted assignment of any rights hereunder or of any attempted assignment of the Shares. This non-assignability shall not apply to any shares of the Common Stock of the Company delivered to Participants hereunder after such Shares shall be fully vested in the holder thereof.

                                     ESCO




                                                              December 6, 1996

Dear Stockholder:

     The annual meeting of stockholders of ESCO Electronics Corporation will be held at the offices of Systems & Electronics Inc., 201 Evans Lane, St. Louis County, Missouri 63121 at 10:00 a.m. on Tuesday, February 11, 1997.

     It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

     Thank you.




                  PLEASE DETACH PROXY HERE, SIGN AND MAIL
--------------------------------------------------------------------------------
     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and accompanying Proxy Statement dated December 6, 1996.

     The proxies will instruct the Trustee to vote the Common Shares represented by your Receipts in the manner directed herein by the undersigned
Receiptholder.

     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

     Please sign exactly as your name appears below. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign in full corporate name by President or other authorized officer. If signing on behalf of a partnership, please sign in partnership name by authorized person.




                                Dated this _______ day of _____________, 199__.

                                ________________________________________ (SEAL)

                                ________________________________________ (SEAL)
                                (If held jointly, both holders must sign.)

                                IF ADDRESS APPEARING ABOVE IS INCORRECT,
                                KINDLY MAKE CORRECTION.

                    PLEASE DETACH PROXY HERE, SIGN AND MAIL
--------------------------------------------------------------------------------
                           ESCO ELECTRONICS CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, as holder of record of the common stock trust receipts (the ``Receipts'') representing Common Stock of ESCO ELECTRONICS CORPORATION (the ``Company''), does hereby appoint D. J. Moore, P. M. Ford and W. Stark, or any of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company, to be held on February 11, 1997, commencing at 10:00 A.M., St. Louis time, at the offices of Systems & Electronics Inc., 201 Evans Lane, St. Louis County, Missouri, 63121 and at any and all adjournments of such meeting, and to instruct Boatmen's Trust Company, as trustee under the Company's Deposit and Trust Agreement (the ``Trustee''), to vote all the shares of Common Stock of the Company represented by the Receipts standing on the register of the Trustee in the name of the undersigned as follows, and in their discretion on such other business as may properly come before the meeting:

           MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
                                        ---

1. ELECTION OF DIRECTORS

   FOR all nominees listed below            WITHHOLD AUTHORITY
   (except as marked to the contrary        to vote for all nominees listed
   below) / /                               below / /

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
       STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

                    J. M. McConnell, D. C. Trauscht

2. APPROVAL OF 1997 PERFORMANCE SHARE PLAN

                   / / FOR     / / AGAINST     / / ABSTAIN

                               (Continued, and to be signed, on the other side)

                                  APPENDIX

     Page 11 of the printed proxy contains a Performance Graph comparing cumulative total returns for the five year period ended September 30, 1996. The information contained in said graph is depicted in the table immediately following the graph.